Exhibit 10.7

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made as of March 1, 2004, by and between Northgate Innovations, Inc., a Delaware corporation (the "Company"), and Theodore B. Muftic, a resident of London, England ("Employee").

         WHEREAS, the Company desires to obtain the services of Employee, and Employee desires to provide services to the Company, in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows.

         1.  Employment.  Effective on the Effective Date (as defined in Section
2) and subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as its Vice President and Chief Financial Officer, and Employee agrees to perform the duties associated with that position diligently and to the reasonable satisfaction of the Company. From the Effective Date until termination of this Agreement, Employee will devote Employee's full business time, attention and energies to the business of the Company. Nothing in this Agreement, however, will prohibit Employee from engaging in trade association or charitable activities, including serving as a board member or committee member to trade associations or charities; provided that none of such activities interfere with the performance of Employee's duties and responsibilities to the Company under this Agreement. Employee's principal place of employment will be Austin, Texas; provided, however, that Employee will travel to the extent reasonably requested by the Company's Chief Executive Officer or Board of Directors for Employee to perform his duties as Vice President and Chief Financial Officer of the Company.

         2. Term and Termination. Employee will be employed under this Agreement for an initial term of two years (the "Initial Term"), beginning on the date of the Agreement (the "Effective Date"). This Agreement will renew for successive one year periods after the completion of the Initial Term, unless either party gives prior written notice to the contrary to the other party no less than 30 days prior to the end of the Initial Term or renewal period, as the case may be. The Agreement may be sooner terminated by either party in accordance with
Section 3 of this Agreement.

         3. Termination Benefits. If, prior to the end of the Initial Term or any renewal period, as the case may be, (a) the Company terminates this Agreement other than for Cause (as defined below), or (b) Employee terminates his employment for Good Reason (as defined below), then the Company will be obligated to pay Employee in a lump sum, within thirty (30) days after such event, an amount equal to Employee's base salary and maximum discretionary incentive bonus in effect on the date of such termination for the remainder of the Initial Term or any renewal period, as the case may be. As used in this Agreement (i) termination for "Cause" means any termination of Employee for (a) the commission of an act of fraud or embezzlement against the Company, (b) the conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state, (c) consistent willful misconduct or gross negligence in performing Employee's duties hereunder, or (d) a material breach of any of the terms of this Agreement or any other agreement between the Company and Employee relating to

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Employee's employment, if such breach causes material harm to the Company, after written notice of such breach and reasonable opportunity to cure; (ii) "Good Reason" means any of the following that occurs without Employee's express prior written consent: (a) an adverse change by the Company in Employee's title, function, duties or responsibilities (including reporting responsibilities), (b) Employee's base salary is reduced by the Company, or there is a material reduction in the benefits that are in effect for Employee, (c) relocation of Employee's principal place of employment to a place located more than 50 miles outside of Austin, Texas, (d) a Change in Control (as defined below), or (e) other material breach of this Agreement by the Company after written notice of such breach and reasonable opportunity to cure; and (iii) a "Change in Control" means any of the following that occurs in a single transaction or series of related transactions: (a) the direct or indirect sale or exchange by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company (other than the sale or exchange of such voting stock to (A) a trustee or other fiduciary holding stock under one or more employee benefit plans maintained by the Company, or (B) any entity that, immediately prior to such sale or exchange, is owned directly or indirectly by the stockholders of the Company in approximately the same proportion as their ownership of voting stock in the Company immediately prior to such sale or exchange); (b) a merger or consolidation in which the shareholders of the Company immediately before the transaction do not retain, immediately after the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company; (c) the sale, exchange, lease or transfer of all or substantially all of the assets of the Company (unless, following such transaction, such assets are owned by a company or other entity and the shareholders of the Company immediately before the transaction have direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of such company or entity) or
(d) the complete liquidation or dissolution of the Company.

         4. Compensation. Beginning on the Effective Date and thereafter during the term of Employee's employment, the Company will pay Employee a base salary of not less than $175,000 per year, payable biweekly or semi-monthly in accordance with the payroll practices of the Company in effect from time to time. Such base salary may not be reduced and will be subject to review and potential upward adjustment periodically, but at least on an annual basis, in accordance with the compensation policies of the Company in effect from time to time. Employee will also, during the remainder of the term of this Agreement beginning on January 1, 2005, be eligible for discretionary incentive bonus payments, payable quarterly beginning on March 31, 2005, of up to $18,750 per quarter. Such bonus will be awarded in accordance with the bonus policies established by the Company from time to time. When the Company issues or sells any common stock or other capital stock or similar securities or any security convertible or exchangeable into or for common stock or other capital stock or similar securities ("Equity Securities") for cash during the term of this Agreement in a transaction in which the gross proceeds to the Company from the sale of the Equity Securities are at least $5,000,000 (the "Initial Financing"), Employee will receive a one time incentive bonus payment of $75,000, payable upon the closing of the Initial Financing. If the Company issues or sells Equity Securities for cash on or before the first anniversary of the Effective Date in a transaction or series of transactions consistent with the financing plan adopted by the Board of Directors of the Company (the "Planned Financings"), effective on the first anniversary of the Effective Date, Employee's base salary will be increased to not less than $200,000 per year. All of Employee's

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compensation  under this Agreement will be subject to deduction and  withholding authorized or required by applicable law.

         5. Stock Option. The Company will grant Employee a stock option to purchase 1,158,355 shares of the Company's common stock, par value $0.03 per share ("Common Stock"). Such option will be granted as soon as practicable after the date of this Agreement. The exercise price per share of such option will be equal to the fair market value of the Common Stock on the date of such grant. The term of such option will be seven (7) years, subject to earlier termination as set forth in the applicable stock option agreement, and will vest in twenty-four (24) equal monthly installments, beginning the month after the date of grant. The option will become fully vested upon a Change in Control. On the first anniversary of the Effective Date, if the Company has completed the Planned Financings prior to such date, the Company will grant Employee an additional stock option to purchase 165,480 shares of the Common Stock, with terms to be determined by the Board of Directors, or a committee of the Board of Directors, at the time of such grant. The exercise price per share of such option will be equal to the fair market value of the Common Stock on the date of grant.

         6. Employee Benefits. Beginning on the Effective Date and thereafter during the term of this Agreement, the Company will provide to Employee such fringe benefits, perquisites, vacation and other benefits that the Company generally provides to its executive employees. The Company will reimburse Employee for reasonable out-of-pocket business expenses, including without limitation travel expenses and temporary housing in the Los Angeles, California area related to travel between Employee's principal place of employment in Austin, Texas and the Company's current operations, incurred and documented in accordance with the policies of the Company in effect from time to time. The Company agrees that if Employee is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Employee is or was a trustee, director or officer of the Company or any affiliate of the Company or is or was serving at the request of the Company or any affiliate as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Employee shall be indemnified to the fullest extent authorized by California law, as the same exists or may hereafter be amended, against all expenses incurred or suffered by Employee in connection therewith. If the Company maintains a directors' and officers' insurance policy, Employee shall be covered to the same extent as other employees.

         7. No Obligation to Third Party. Employee represents and warrants that Employee is not under any obligation to any person or other third party and does not have any other interest that is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair Employee's performance of any of the covenants hereunder or Employee's duties as an employee of the Company.

         8. Confidentiality. In consideration of the benefits provided for in this Agreement, Employee agrees not to, at any time, either during his employment or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or

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any other form of business organization or arrangement and keep in the strictest confidence any Confidential Information, except, (i) as may be necessary to the performance of Employee's duties hereunder, (ii) with the Company's express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of Employee's breach of any obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, Employee shall cooperate with the Company in attempting to keep such information confidential. Upon the request of the Company, Employee agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information. "Confidential Information," as used in this Agreement, shall mean any and all secret, proprietary and confidential information concerning the business of the Company and its affiliates, including, without limitation, business and marketing plans, strategies, models, codes, client information (including client identity and contacts, client lists, client financial or personal information), business relationships (including persons, corporations or other entities performing services on behalf of or otherwise engaged in business transactions with the Company and its affiliates or their clients), accounts, financial data, know-how, computer software and related documentation, trade secrets, processes, policies and/or personnel, and any other information, data or the like that is labeled confidential or is treated as confidential by the Company.

         9. Non-Solicitation. Employee acknowledges that by virtue of Employee's position as Vice President and Chief Financial Officer of the Company, and Employee's employment hereunder, he will have advantageous familiarity with, and knowledge about, the Company and will be instrumental in establishing and maintaining goodwill between the Company and its customers, which goodwill is the property of the Company. Therefore, Employee agrees that during his employment and for a twelve (12) month period thereafter, Employee will not on behalf of himself or any other person or entity, solicit, take away, hire, employ or endeavor to employ any of the employees of the Company.

         10. Non-Disparagement. Employee acknowledges and agrees that he will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company and its officers, directors, partners, executives or agents thereof in either a professional or personal manner at any time during or following his employment with the Company.

         11. Enforcement. If Employee commits a breach, or threatens to commit a breach, of any of the provisions of Sections 8-10 of this Agreement, the Company shall have the right and remedy to have the provisions specifically enforced by any court having jurisdiction, it being acknowledged and agreed by Employee that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. Accordingly, Employee consents to the issuance of an injunction, whether preliminary or permanent, consistent with the terms of this Agreement. In addition, the Company shall have the right to cease making any payments or provide any benefits to Employee under this Agreement in the event he breaches or threatens to breach any of the provisions hereof.

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         12. Blue Pencil. If, at any time, the provisions of Sections 8-10 shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and Employee and the Company agree that this Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

EMPLOYEE ACKNOWLEDGES THAT he HAS CAREFULLY READ SECTIONS 8-10 OF THIS AGREEMENT AND HAS HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS AS he CONSIDERED NECESSARY AND THAT EMPLOYEE UNDERSTANDS THIS AGREEMENT'S CONTENTS AND SIGNIFIES SUCH UNDERSTANDING AND AGREEMENT BY SIGNING BELOW.

         13. Entire Agreement. This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that relates in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Employee.

         14. Binding  Effect.  This Agreement shall be binding upon and inure to
the  benefit  of  the  respective  heirs,   executors,   administrators,   legal
representatives and successors of the Company and Employee.

         15. Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally, by telecopy or by overnight courier service or three days after being sent by mail, postage prepaid, to (a) if to the Company, to the Company's principal place of business, or (b) if to Employee, to Employee's residence or to Employee's latest address then contained in the Company's records (or to such changed address as such person may subsequently give notice of in accordance herewith).

         16. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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         IN  WITNESS  WHEREOF,  the  Company  and  Employee  have  executed  and delivered this Agreement as of the date first above written.

                                       NORTHGATE INNOVATIONS, INC.


                                       By:
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                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------




                                       -----------------------------------------
                                       Theodore B. Muftic